UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2020

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-235313	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Effective as of November 5, 2020, HighPeak Energy, Inc. (the “Company”) entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that, subject to limited exceptions, and among other things, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as the Company’s director or officer. The Company may enter into indemnification agreements with any future directors or executive officers.

Each indemnification agreement is in substantially the form included herein as Exhibit 10.1. The description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference herein.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 5, 2020, Keith E. Forbes, age 58, was designated as the Company’s Principal Accounting Officer for the purposes of the Company’s filings with Securities and Exchange Commission. Mr. Forbes, who has served as Vice President and Controller of the Company since its formation, has also served as the Vice President and Controller of HighPeak Energy Partners, LP from November 2017. He previously served as Director—Business Optimization at Quicksilver Resources Inc. from December 2015 through April 2016. He was also Assistant Controller—Operations and Revenue at Quicksilver Resources Inc. from June 2012 through November 2015. Mr. Forbes is a certified public accountant and holds a bachelor’s degree in accounting from Pittsburg State University.

There are no arrangements or understandings between Mr. Forbes and any other persons pursuant to which he was selected to serve as Principal Accounting Officer. There are also no family relationships between Mr. Forbes and any director or executive officer of the Company. Mr. Forbes is a limited partner in HighPeak Energy Partners, LP, who in connection with the Company’s business combination became the beneficial owner of 39,642,461 shares of the Company’s common stock. Mr. Forbes and the Company did not enter into any material contract, plan or arrangement and no compensatory grants or awards were made to Mr. Forbes, in each case, in connection with his designation as Principal Accounting Officer.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2020, the Board of Directors (the “Board”) of the Company approved minor amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. In summary, the changes to the Bylaws include:

•	Providing the Board with the flexibility to change the registered office and registered agent of the Company from time to time;

•	Clarifying the Company’s ability to hold virtual stockholder meetings (including providing for the stockholder list to be provided using a reasonably accessible electronic network);

•	Defining “public announcement” for the purposes of the Bylaws;

•	Updating and expanding the information requirements for stockholders to propose business or make nominations through the advance notice process;

•	Clarifying the ability of the Board and the chairman of the meeting to adopt rules and regulations for the conduct of stockholders’ meetings;

•	Providing the flexibility for proxies to be provided in other than written form;

•	Clarifying the notice procedures applicable to adjournments;

•	Clarifying the holdover nature of Company directorships;

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•	Removing the roles of the chairman and vice chairman of the Board from the definition of “officer”;

•	Clarifying the Chief Executive Officer’s ability to hire other officers of the Company;

•	Updating the reference to stock certificates to clarify that they may be signed by any two authorized officers of the Company;

•	Updating the notice procedures applicable to director and stockholder meetings for electronic delivery and virtual meetings; and

•	Make certain minor clarifications regarding the indemnification of and advancement of expenses to officers and directors.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of HighPeak Energy, Inc.

10.1	Form of Indemnification Agreement between the Company and its directors and executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: November 9, 2020

By: /s/ Steven W. Tholen Name: Steven W. Tholen Title: Chief Financial Officer

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